ASSET TRANSFER AND LIABILITY ASSUMPTION AGREEMENT

This Asset Transfer and Liability Assumption Agreement made and entered into effective the 12th of June, 2013, between RANGO ENERGY INC. a Nevada Corporation (the "Vendor") and VIVIAN OIL & GAS INC. a Nevada Corporation (the "Purchaser").

WHEREAS:

A.        The Vendor is the beneficial owner of a working interest in various oil and gas leases in the State of Arkansas, including all equipment and improvements (hereinafter the "Leases"). The Leases of the Vendor are more particularly known as the Eylau Leases and are described in Schedule "A" attached hereto and forming part of this Agreement;

B.        The Vendor has agreed to transfer and the Purchaser has agreed to purchase all of the Leases of the Vendor in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the terms and covenants herein and other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:

1.        TRANSFER AND SALE OF ASSETS

1.1      Sale of Assets. Subject to the terms and conditions of this Agreement, the Vendor hereby sells, assigns and transfers to the Purchaser, and the Purchaser hereby purchases the Vendor's Leases. In consideration for the transfer of the Leases, the Purchaser agrees to pay $10.00 plus other good and valuable consideration including the assumption of all working interest liability in the Leases, all working interest remediation expenses, and plugging and abandon costs required by the State of Arkansas incurred by the Vendor during its term of ownership.

1.2      Delivery of Leases. The Vendor delivers to the Purchaser, on execution hereof, all of the Leases unconditionally and free and clear of all liens, charges, or encumbrances, except where disclosed.

2.        COVENANTS OF THE PARTIES

2.1      Covenants. The parties undertake to keep the information with respect to this Agreement, the terms herein, and any related, underlying or subsequent agreements (the "Information") confidential and not to directly or indirectly disclose the Information at any time to any person or persons or use the Information for any purpose whatsoever.

3.        REPRESENTATIONS OF THE VENDOR

3.1      Representations. The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on the representations in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement:

(a)        Capacity to Sell. The Vendor has the power and capacity to own and dispose of the Leases, and to enter into this Agreement and carry out its terms to the full extent;

(b)        Authority to Sell. The execution and delivery of this Agreement, and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

(c)        Sale Will Not Cause Default. Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will:

(i)        violate any of the terms and provisions of the constating documents or bylaws or articles of the Vendor, or any order, decree, statute, bylaw, regulation, covenant, restriction applicable to the Vendor or the Leases;

(ii)       give any person the right to terminate, cancel or otherwise deal with the Leases; or

(iii)      result in any fees, duties, taxes, assessments or other amounts relating to the Leases becoming due or payable other than tax payable by the Purchaser in connection with the purchase and sale;

(d)        Encumbrances. The Vendor owns and possesses and has a good marketable title to the Leases free and clear of all legal leases, mortgages, liens, charges, pledges, security interest, encumbrances or other leases, except where as disclosed;

(e)        No Defaults. Except as otherwise expressly disclosed in this Agreement there has not been any default in any obligation to be performed under any of the Leases, which are in good standing and in full force and appropriate effect; and

(f)        Good Standing. Prior to closing this Agreement, the Vendor will maintain, as required, the Leases in good standing.

4.        COVENANTS OF THE VENDOR

4.1      Procure Consents. The Vendor will diligently and expeditiously take all reasonable steps requested by the Purchaser to obtain all necessary consents to effect the transfer of the Leases.

4.2      Execution of all necessary documents. The Vendor will execute all necessary documents including such assignments as the Purchaser may require to effect the transfer of all of the Leases, including but not limited to, internet contracts and internet names.

5.        REPRESENTATIONS OF THE PURCHASER

5.1      Representations. The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement:

(a)        Status of Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing and has the power and capacity to enter into this Agreement and carry out its terms; and

(b)        Authority to Purchase. The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

6.        COVENANTS OF THE PURCHASER

6.1      Consents. The Purchaser will at the request of the Vendor execute and deliver such applications for consent and such assumption agreements, and provide such information as may be necessary to obtain the consents referred to in paragraph 4.1 and will assist and cooperate with the Vendor in obtaining the consents.

6.2      Execution of all necessary documents. The Purchaser will execute all necessary documents as the Vendor may require to effect the transfer of all of the Leases.

6.3      Covenant of Indemnity. The Purchaser will indemnify and hold harmless the Purchaser from and against:

(a)        any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at closing;

(b)        any and all losses, leases, damages and costs incurred by the Vendor; and

(c)        any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

7.        SURVIVAL OF REPRESENTATIONS AND COVENANTS

7.1      Vendor's Representations and Covenants. All representations, covenants and agreements made by the Vendor in this Agreement or under this Agreement will, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Purchaser will continue in full force and effect for the benefit of the Purchaser.

7.2      Purchaser's Representations and Covenants. All representations, covenants and agreements made by the Purchaser in this Agreement or under this Agreement will, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Vendor and will continue in full force and effect for the benefit of the Vendor.

8.        LIABILITIES ASSUMED

8.1      Liabilities Not Assumed. The Purchaser will assume all liabilities of the Vendor. The Purchaser will be responsible for any liability of the Vendor, past, present or future, relating to the Leases, and the Purchaser will indemnify and save harmless the Vendor from and against any such lease.

9.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

9.1      Conditions. All obligations of the Purchaser under this Agreement are subject to the fulfillment of the following conditions:

(a)        Vendor's Representations. The Vendor's representations contained in this Agreement will be true.

(b)        Vendor's Covenants. The Vendor will have performed and complied with all agreements, covenants and conditions as required by this Agreement.

(c)        Consents. The Purchaser will have received duly executed copies of the consents or approvals referred to in paragraph 4.1.

9.2      Exclusive Benefit. The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser delivering to the Vendor a written waiver to that effect signed by the Purchaser.

10.        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

10.1    Conditions. All obligations of the Vendor under this Agreement are subject to the fulfillment of the following conditions:

(a)        Purchaser's Representations. The Purchaser's representations contained in this Agreement will be true.

(b)        Purchaser's Covenants. The Purchaser will have performed and complied with all covenants, agreements and conditions as required by this Agreement.

(c)        Consents of Third Parties. All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Leases have been obtained, provided that this condition may only be relied upon by the Vendor if the Vendor has diligently exercised its best efforts to procure all such consents or approvals and the Purchaser has not waived the need for all such consents or approvals.

10.2    Exclusive Benefit. The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor delivering to the Purchaser a written waiver to that effect signed by the Vendor.

11.        GENERAL

11.1    Governing Law. This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement are governed exclusively by, and are to be enforced, construed and interpreted exclusively in accordance with the laws of Nevada which will be deemed to be the proper law of the Agreement.

11.2    Professional Fees. Each of the parties will bear the fees and disbursements of their respective lawyers, advisers and consultants engaged by them respectively in connection with the transactions contemplated by this Agreement prior to the closing.

11.3    Assignment. No party will assign this Agreement, or any part of this Agreement, without the prior written consent of the other party. Any purported assignment without the required consent is not binding or enforceable against any party.

11.4    Enurement. This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

11.5    Notice. All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set out on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

11.6    Further Assurances. The parties will execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and to complete the transactions contemplated by this Agreement.

11.7    Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. Any party to this Agreement may terminate this Agreement if any other party is in breach of or defaults under any material term or condition of this Agreement or has made a material misrepresentation in this Agreement. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

11.8    Entire Agreement. This Agreement constitutes the entire agreement between the parties and there are no representations, express or implied, statutory or otherwise and no collateral agreements other than as expressly set out or referred to in this Agreement.

11.9        Headings. The division of this Agreement into sections and the insertion of headings are for convenience only and do not form part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement.

11.10  Severability. Each provision of this Agreement is severable. If any provision of this Agreement is or becomes illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement.

11.11  Schedules. The Schedules attached hereto form an integral part of this Agreement.

11.12  Time of the Essence. Time will be of the essence of this Agreement.

11.13  Counterparts. This Agreement and all documents contemplated by or delivered in connection with this Agreement may be executed and delivered by facsimile or original and in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement by their duly authorized officers effective the first day and year written above.

VENDOR: RANGO ENERGY INC.

per:    /s/ Harpreet Sangha
         Authorized Signatory

PURCHASER: VIVIAN OIL & GAS INC.

per:    /s/ William Lynch
         Authorized Signatory

SCHEDULE "A"

THIS IS SCHEDULE "A" to the Asset Transfer and Liability Assumption Agreement.

THE EYLAU LEASES

1. Dildy Weigle Willis

2. Dixon- Nancarrow 1

3. Betts G.C. 1-A

4. Betts 1

5. Dildy 1

6. Dildy 2

7. Johnson - Beck 1

8. Dickson 1

9. Collins 1

10. Collins R M 1

11. Weigle- Willis 1

12. Lowe "C" 1